EXHIBIT 99.1

AutoZone 3rd Quarter Sales Increase 3.0 Percent; EPS increases 14.7 Percent

MEMPHIS, Tenn., May 20, 2008 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.5 billion for its third quarter (12 weeks) ended May 3, 2008, an increase of 3.0% from fiscal third quarter 2007. Domestic same store sales, or sales for stores open at least one year, decreased 0.3% for the quarter.

Net income for the quarter increased 4.6% over the same period last year to $158.6 million, while diluted earnings per share increased 14.7% to $2.49 per share from $2.17 per share in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 50.2% (versus 49.9% last year). The improvement in gross margin was primarily due to ongoing category management efforts and supply chain efficiencies, which were partially offset by higher shrink expense. Additionally, operating expenses, as a percentage of sales, were 32.2% (versus 31.9% last year). Higher occupancy costs versus last year were the primary contributor to the increase in comparable operating expenses.

The Company's GAAP inventory increased 6.4% over the same period last year. However, adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of May 3, 2008, was $508 thousand versus $504 thousand last year, an increase of 0.8%. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store basis to $56 thousand from $73 thousand last year.

AutoZone did not repurchase any shares of its common stock during the third quarter. The Company has $108 million remaining under its current share repurchase authorization. For the fiscal year-to-date, the Company has repurchased 2.9 million shares of its common stock for $350 million.

"I would like to thank all our AutoZoners across North America for their ongoing commitment to delivering exceptional customer service. Through their efforts, we were able to deliver our seventh consecutive quarter of double digit earnings per share growth, despite a challenging macro environment that included record high gas prices. We continue to refine our retail offering as evidenced by our improved customer satisfaction survey results, and our efforts to enhance our commercial offerings were rewarded by the highest quarterly commercial sales growth since our third quarter of fiscal 2004. As our operating model remains strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended May 3, 2008, AutoZone opened 32 new stores and replaced three stores in the U.S. and opened two stores in Mexico. As of May 3, 2008, the Company had 4,032 stores in 48 states, the District of Columbia and Puerto Rico in the U.S. and 130 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, May 20, 2008, beginning at 10:00 a.m. (EDT) to discuss its third quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com, by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, May 27, 2008 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include return on invested capital, adjusted inventory, adjusted inventory per store, adjusted debt, and adjusted debt/EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; credit markets; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 25, 2007, for more information related to those risks.

 AutoZone's 3rd Quarter Highlights - Fiscal 2008

 Condensed Consolidated Statements of Operations
 3rd Quarter
 (in thousands, except per share data)
                                                 GAAP Results
                                         ----------------------------
                                               12 Weeks Ended
                                         May 3, 2008     May 5, 2007
                                         -----------     -----------
 Net sales                                $1,517,293      $1,473,671
 Cost of sales                               755,287         738,272
                                          ----------      ----------
 Gross profit                                762,006         735,399
 Operating, SG&A expenses                    488,972         470,422
                                          ----------      ----------
 Operating profit  (EBIT)                    273,034         264,977
 Interest expense, net                        25,331          27,115
                                          ----------      ----------
 Income before taxes                         247,703         237,862
 Income taxes                                 89,065          86,271
                                          ----------      ----------
 Net income                               $  158,638      $  151,591
                                          ==========      ==========
 Net income per share:
      Basic                               $     2.51      $     2.19
      Diluted                             $     2.49      $     2.17
 Weighted average shares outstanding:
      Basic                                   63,237          69,142
      Diluted                                 63,792          69,901

 Year-to-date 3rd Quarter, FY 2008
 (in thousands, except per share data)
                                                 GAAP Results
                                         ----------------------------
                                               36 Weeks Ended
                                         May 3, 2008     May 5, 2007
                                         -----------     -----------
 Net sales                                $4,312,192      $4,167,097
 Cost of sales                             2,155,943       2,107,191
                                          ----------      ----------
 Gross profit                              2,156,249       2,059,906
 Operating, SG&A expenses                  1,448,954       1,383,010
                                          ----------      ----------
 Operating profit  (EBIT)                    707,295         676,896
 Interest expense, net                        81,980          81,025
                                          ----------      ----------
 Income before taxes                         625,315         595,871
 Income taxes                                227,455         217,374
                                          ----------      ----------
 Net income                               $  397,860      $  378,497
                                          ==========      ==========
 Net income per share:
      Basic                               $     6.24      $     5.39
      Diluted                             $     6.19      $     5.33
 Weighted Average Shares outstanding:
      Basic                                   63,764          70,233
      Diluted                                 64,325          70,980

 Selected Balance Sheet Information
 (in thousands)                                           August 25,
                              May 3, 2008   May 5, 2007      2007
                              -----------   -----------   -----------
 Merchandise inventories      $ 2,106,473   $ 1,979,238   $ 2,007,430
 Current assets                 2,386,938     2,230,781     2,270,455
 Property and equipment, net    2,255,741     2,134,272     2,177,842
 Total assets                   5,026,904     4,722,498     4,804,709
 Accounts payable               1,873,706     1,686,814     1,870,668
 Current liabilities            2,383,967     2,160,150     2,285,894
 Debt                           1,932,000     1,938,942     1,935,618
 Stockholders' equity             455,829       459,355       403,200
 Working capital                    2,971        70,631       (15,439)
 ---------------------------------------------------------------------

 Adjusted Debt / EBITDAR (Trailing 4 Qtrs)
 ----------------------------------------   May 3, 2008    May 5, 2007
                                             ----------     ----------
 Net income                                  $  615,034     $  591,949
 Add: Interest                                  120,071        115,921
       Taxes                                    350,559        342,145
                                             ----------     ----------
 EBIT                                         1,085,664      1,050,015

 Add: Depreciation                              167,515        153,470
       Rent expense                             164,106        144,202
       Option expense                            18,098         18,220
                                             ----------     ----------
 EBITDAR                                     $1,435,383     $1,365,907

 Debt                                        $1,932,000     $1,938,942
 Capital lease obligations                       72,943         28,576
 Add: adjusted rent x 6                         984,636        848,412*
                                             ----------     ----------
 Adjusted debt                               $2,989,579     $2,815,930
                                             ==========     ==========

 Adjusted debt to EBITDAR                           2.1            2.1

   * For fiscal 2007 adjusted rent is defined as GAAP rent expense less the rent expense associated with operating leases converted to capital leases in fiscal 2007.

 Selected Cash Flow Information
 (in thousands)
                         12 Weeks Ended            36 Weeks Ended
                    May 3, 2008  May 5, 2007  May 3, 2008  May 5, 2007
                    -----------  -----------  -----------  -----------

 Depreciation         $  38,152    $  36,946    $ 116,709    $ 108,605
 Capital spending     $  58,377    $  55,498    $ 153,522    $ 157,760

 Cash flow before
  share repurchases:
 Net increase
  (decrease) in cash
  and cash equivalents$ (11,811)   $  (3,489)   $  (5,000)   $  (8,985)
 Subtract increase
  (decrease) in debt   (163,000)      84,638       (3,618)      81,785
 Subtract share
  repurchases                --     (244,806)    (349,990)    (464,464)
                      ---------    ---------    ---------    ---------
 Cash flow before
  share repurchases
  and changes in debt $ 151,189    $ 156,679    $ 348,608    $ 373,694
                      =========    =========    =========    =========

                                            Trailing 4 Quarters
                                         May 3, 2008    May 5, 2007
                                         -----------    -----------

 Depreciation                              $ 167,515     $ 153,470
 Capital spending                          $ 220,236     $ 239,172

 Cash flow before share repurchases:
 Net increase (decrease) in cash
  and cash equivalents                     $    (919)    $  (1,395)
 Subtract increase (decrease) in debt         (6,942)      113,817
 Subtract share repurchases                 (647,413)     (804,419)
                                           ---------     ---------
 Cash flow before share repurchases
  and changes in debt                      $ 653,436     $ 689,207
                                           =========     =========

 Other Selected Financial Information
 (in thousands)                           May 3, 2008    May 5, 2007
                                          -----------    -----------
 Cumulative share repurchases ($)          $5,791,708     $5,144,296
 Remaining share authorization ($)         $  108,292     $  255,704

 Cumulative share repurchases (shares)        102,152         96,993
 Shares outstanding, end of quarter            63,268         68,099

 ---------------------------------------------------------------------
                                              Trailing 4 Quarters
                                          May 3, 2008    May 5, 2007
                                          -----------    -----------
 Net income                                $  615,034     $  591,949
 Add: After-tax interest                       76,479         73,461
       After-tax rent                         104,527         91,384
                                           ----------     ----------
 After-tax return                             796,040        756,794

 Average debt*                              2,045,207      1,931,309
 Average capital lease obligations*            52,936         17,210
 Average equity*                              334,846        513,651
 Add: rent x 6                                984,636        865,212
                                           ----------     ----------
 Pre-tax invested capital                  $3,417,625     $3,327,382
                                           ==========     ==========

 Return on Invested Capital (ROIC)               23.3%          22.7%
 ---------------------------------------------------------------------
 * All averages are computed by taking trailing 14 periods balances.

 AutoZone's 3rd Quarter Fiscal 2008
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------

                                 12 Weeks Ended       36 Weeks Ended
                                May 3,    May 5,     May 3,    May 5,
                                2008      2007       2008      2007
                               --------  --------   --------  --------
 Domestic stores:
   Store count:
   Stores opened                    32        33        100       107
   Stores closed                    --        --          1        --
   Replacement stores                3         5          8        15
   Total domestic stores         4,032     3,881      4,032     3,881

   Stores with commercial
    programs                     2,233     2,157      2,233     2,157

   Square footage
    (in thousands):             25,819    24,782     25,819    24,782
   Square footage per store      6,404     6,385      6,404     6,385
 Mexico stores:
   Stores opened                     2         2          7        10
   Total stores in Mexico          130       110        130       110

 Total stores chainwide          4,162     3,991      4,162     3,991

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                          12 Weeks Ended          Trailing 4 quarters
                     May 3, 2008  May 5, 2007  May 3, 2008  May 5, 2007
                     -----------  -----------  -----------  -----------
 Total retail sales
  ($ in thousands)    $1,253,332  $1,234,318   $5,242,014   $5,116,555
    % Increase vs
     LY retail sales         1.5%        3.8%         2.5%         3.5%
 Total commercial
  sales ($ in
  thousands)          $  179,774  $  169,195   $  728,224   $  704,487
    % Increase vs. LY
     commercial sales        6.3%       (0.4%)        3.4%        (1.4%)

 Sales per average
  store ($ in
  thousands)          $      357  $      363   $    1,509   $    1,536
 Sales per average
  square foot         $       56  $       57   $      236   $      241

                          12 Weeks Ended            36 Weeks Ended
                     May 3, 2008  May 5, 2007  May 3, 2008  May 5, 2007
                     -----------  -----------  -----------  -----------
 Same store sales          (0.3%)        0.4%         0.2%         0.2%

 Inventory Statistics (Total Stores)
 -----------------------------------
                                          as of           as of
                                       May 3, 2008     May 5, 2007
                                       -----------     -----------
 Accounts payable/inventory                  88.9%           85.2%

 ($ in thousands)
 Inventory*                            $2,106,473      $1,979,238
 Pay-on-scan inventory                      7,073          31,313
                                       ----------      ----------
 Adjusted inventory                    $2,113,546      $2,010,551

 Adjusted inventory per store          $      508      $      504

 Net inventory (net of payables)       $  232,767      $  292,424
 Net inventory  / store                $       56      $       73

                                           Trailing 4 quarters
                                       May 3, 2008     May 5, 2007
                                       -----------     -----------
 Inventory turns**                            1.5 x           1.6 x

 * This is reported balance sheet inventory

 ** Inventory  turns is  calculated  as cost of sales  divided  by the average  merchandise  inventory  balance over the previous  year.  The calculation includes cost of sales related to pay-on-scan sales, which were  $29.4MM for the trailing 52 weeks ended May 3, 2008 and $121.0MM for the trailing 52 weeks ended May 5, 2007.

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com